Exhibit 99.1

CEO UPDATE

GRANTS, NEW MEXICO, May 30, 2024 (GLOBE NEWSWIRE) — Bright Green Corporation (Nasdaq: BGXX)

Dear BGXX Shareholders,

I’m writing to you today to share an update on several developments for Bright Green Corporation (“Bright Green” or the “Company”) over the past few months. We’ve experienced massive shifts within the industry since the start of 2024 — shifts that have presented exciting growth opportunities for Bright Green.

I’ll begin with an update on the state of our groundbreaking EB-5 investment program in partnership with Asia Capital Pioneers Group (“ACPG”). I’m thrilled to share with you that we have confirmed our first three applications through this partnership and have been informed that more than a dozen additional investors have taken steps to begin the program investment.

To capitalize on this momentum, the team at ACPG just completed the first successful event on the 26th of May. This kicks off a series of events hosted by ACPG and featuring the Company, and the Company’s EB-5 program. With more than 100 potential investors in attendance at the first event, we are optimistic about the immense interest we’re experiencing, particularly as we look forward to future events in Dubai, Singapore and Malaysia. We will be sharing developments from these events on our Regional Center Website.

With our EB-5 program gaining traction, we are moving full steam ahead with our prominent initiative to accelerate our commercialization of Schedule I and Schedule II controlled substances in the U.S., once all necessary approvals are obtained. We have submitted our DEA 2025 quota request for Schedule I and Schedule II substances, meaning that as of today, Bright Green has applied to produce 22 Schedule I and Schedule II controlled substances in total.

Schedule I	Schedule II
Ibogaine	Oxycodone
Marijuana Extract	Morphine
Marijuana	Morphine Methylbromide
Tetrahydrocannabinols	Morphine Methylsulfonate
Mescaline	Morphine N Oxide
Peyote	Thebaine
Psilocybin	Opium, Raw
Psilocyn	Opium Extracts
Opium Fluid Extracts
Opium (Tincture)
Opium (Powder)
Opium, Granulated
Opium Poppy, Poppy Straw
Poppy Straw Concentrate

If these quotas and our registration application are approved, we aim to handle 70% of all Marijuana, Marijuana extract, and Tetrahydrocannabinols production within the DEA’s program. We also aim to handle 70% of Mescaline (psychedelic plants) production and 50% of Psilocybin and Psilocyn production taking place within the DEA’s program.

To support this planned growth, we are working closely with the team at CEADL (Controlled Environment Agricultural Design) to establish all of the necessary upgrades for our existing facility, permits, and engineering for our Phase II facility in Grants, New Mexico, and help oversee logistical operations of our planned Schedule I and Schedule II commercialization, and ensure legal compliance and optimal progress. With the support of CEADL, I’m ecstatic to announce we are in the final stages of preparation to begin production at the existing facility. With the current EB-5 push, we aim to deliver initial production by end of the first quarter of 2025. This is very positive news. The plan is to start with the cannabis offerings and trials for our opium plants if we receive all necessary approvals in time.

As things have progressed quickly in our collaboration with CEADL, I want to share an exciting internal pivot that Bright Green has recently undergone. After exploring several potential opportunities for acquisition and partnership, we’ve decided the best path for Bright Green is the establishment of our own in-house API and Plant Genetics Research and Medical team. We feel strongly that this approach will allow us to fully leverage our explorations with Smart Farming and Artificial Intelligence Technology that will better position Bright Green to meet the rapidly-growing demand for Schedule I and Schedule II controlled substances. In addition, bringing our research and development in-house will provide us with more agility as we continue our march through unprecedented territory.

While our Schedule I and Schedule II applications and commercialization remain a focal point, I would like to comment on the recent announcement by the DEA of their initiative to reclassify Cannabis as a Schedule III substance. There have been misconceptions surrounding this rescheduling, so I want to be very clear that we see this as a beneficial opportunity for Bright Green, the cannabis industry, and the world as a whole. We are optimistic that this reclassification will support reducing stigmas and encouraging healthy business flow in the cannabis industry.

As far as what the rescheduling of cannabis means for Bright Green’s business and operations, we expect an increased demand in cannabis as an active ingredient. We believe this will make us the go-to resource best equipped to meet that demand. We anticipate that by 2025 Bright Green will carry 70% of the DEA’s cannabis quota here in the United States—establishing us as the largest producer of DEA cannabis in the country; if our fundraising, construction and approvals go as planned.

In addition, the continued upside for operators will go well beyond the tax benefits. This reclassification serves as an acknowledgement of state-based medical programs, and we continue to be an advocate for their growth.

Overall, I hope your takeaway from this letter matches my continuous optimism for Bright Green’s forward progress. We are working tirelessly behind the scenes to continue the realization of our established goal: pioneering the “Drugs Made in America” movement to create a reliable domestic API supply chain, and reducing our dependence on foreign drug imports for the betterment of the United States and anyone who calls it home.

We look forward to the future together.

With utmost respect,

/s/ Gurvinder Singh

Gurvinder Singh

CEO,

Bright Green Corporation

www.brightgreen.us

Groovy@brightgreen.us

ABOUT BRIGHT GREEN CORPORATION

Bright Green is one of the very few companies selected by the New Mexico Board of Pharmacy for the production, drug manufacturing, marketing and distributing Schedule I-II plant-based drug API including opium, cannabis and cannabis-related products for research, pharmaceutical applications and affiliated export. Our approval for cannabis is based on already agreed terms from the U.S. Drug Enforcement Administration gives us the opportunity to advance our vision of improving quality of life through the opportunities presented by cannabis-derived therapies and more. To learn more, visit www.brightgreen.us

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management as of such date. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control, including but not limited to, the inability of the Company to raise funds under the Company’s EB-5 program, receipt of approvals related to our regional center, completion of all required EB-5 submissions by proposed EB-5 participants, receipt of funds by EB-5 participants, outcomes related to the Company’s relationships with ACPG and CEADL, and receipt of necessary Schedule I and II approvals from the DEA. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in the Company’s most recent Annual Report on Form 10-K, and subsequent Quarterly Reports on Form 10-Q, as each may be amended and supplemented from time to time, as well as other documents that may be filed by the Company from time to time with the SEC. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release. Additional information regarding these and other factors that could affect the Company’s results is included in the Company’s SEC filings, which may be obtained by visiting the SEC’s website at www.sec.gov.

Media Contacts:

Interdependence Public Relations

Owen Phillips / Grace Connor

BrightGreen@Interdependence.com

(310) 745-1407

Media Inquiries & Investor Relations Contact

ir@brightgreen.us